UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 S. Sierra Ave., Suite 100
Solana Beach, California 92075

(Address of principal executive offices, zip code)

(888) 287-9109

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

At the 2022 annual meeting of the stockholders (the “Annual Meeting”) of ClearPoint Neuro, Inc. (the “Company”) held on May 24, 2022, the stockholders were asked to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), decreasing the number of authorized shares of the Company’s common stock, par value $0.01 per share (“Common Stock” and such proposal, the “Share Decrease Proposal”) from two hundred million (200,000,000) shares to eighty million (80,000,000) shares of Common Stock. As reported in a Current Report on Form 8-K filed on May 26, 2022, the Share Decrease Proposal was adopted and a Certificate of Amendment of Amended and Restated Certificate of Incorporation setting forth the amendment adopted pursuant to the Share Decrease Proposal (the “Certificate of Amendment”) was filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).

A purported beneficial owner of five shares of the Company’s Common Stock subsequently expressed concerns about a statement in the Company’s proxy statement related to the Share Decrease Proposal, specifically questioning, in light of the proxy statement, the ability of brokerage firms and other custodians to vote shares of Common Stock held by them for the benefit of their customers in the absence of instructions from the beneficial owners. In the proxy statement for the Annual Meeting, the Company stated, based on its good faith understanding of the New York Stock Exchange rules applicable to brokers, that brokerage firms would not have the authority to vote on the Share Decrease Proposal. After the mailing of the proxy statement for the Annual Meeting, the Shareholder Decrease Proposal was coded as a “routine” matter under New York Stock Exchange Rule 452, permitting proxy voting in the discretion of the broker and causing the Company’s statement in the proxy statement to be inaccurate.

Based on an examination of the situation performed following receipt of this demand, the Company believes, despite any language to the contrary in the proxy statement, that the vote at the Annual Meeting was properly tabulated, and that the Certificate of Amendment was properly adopted in accordance with Delaware law. However, in light of the demand and to ensure against any future question as to the validity of the Certificate of Amendment, on June 3, 2022, the Company filed a Certificate of Correction (the “Certificate of Correction”) with the Delaware Secretary of State, which renders the Certificate of Amendment null and void and of no further force or effect. The Company expects at a future meeting of stockholders to seek stockholder approval of a decrease in the number of authorized shares of the Company’s Common Stock, which the Company expects will result in a modest Delaware franchise tax savings.

The foregoing description of the terms of the Certificate of Correction is only a summary and is qualified in its entirety by the full text of the Certificate of Correction, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of ClearPoint Neuro, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2022	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer